SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2004

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Trade Zone Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 945-1323

Not Applicable

(Former name or former address, if changed since last report)

Item 5: Other Events.

On March 14, 2004, Intersil Corporation (“Intersil”), New Castle Sub LLC, a wholly-owned subsidiary of Intersil (“LLC”), New Castle Merger Sub Corp, a wholly-owned subsidiary of LLC (“Merger Sub”), and Xicor, Inc. (“Xicor”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Xicor, and then Xicor, as the surviving corporation, will merge with and into LLC, with LLC being the ultimate surviving entity. Under the terms of the Merger Agreement, Xicor shareholders may elect to receive the merger consideration in all cash, all stock or a combination of cash and stock, in each case having a value per Xicor share of $8.00 plus 0.335 of a share of Intersil common stock, allocated by prorating the cash and shares available in the merger among elections made. Based on Intersil’s closing stock price of $22.63 on March 12, 2004, the implied equity value of the transaction is approximately $529 million, or $15.58 per Xicor share of stock.

The transaction combines two strong high performance analog companies and significantly strengthens Intersil’s portfolio of general purpose standard analog solutions. Xicor is a leader in digital potentiometers and system management products that complement Intersil’s current standard analog portfolio. Xicor also has a rapidly expanding portfolio of real time clocks, voltage references, power sequencing and display products that provide a natural extension to Intersil’s leadership position in the computing power management and flat panel display markets. This will be the second analog acquisition for Intersil, having acquired Elantec Semiconductor, Inc. in May 2002.

The boards of directors of both companies have unanimously approved the definitive agreement. The transaction is subject to customary regulatory approvals and a Xicor shareholder vote, and is expected to close by the end of the second quarter of calendar 2004. After the transaction, Intersil will have approximately 156 million fully diluted shares outstanding, with current Intersil shareholders owning approximately 92% and current Xicor shareholders owning approximately 8% of the combined company’s shares. Certain directors and officers of Xicor have signed voting agreements under which they have agreed to vote their shares of Xicor common stock in favor of the merger.

Piper Jaffray & Co. served as financial advisor to Intersil on the transaction and Wachovia Securities served as financial advisor to Xicor.

Upon the close of the Merger, Louis DiNardo, Xicor Co-Chairman, President and Chief Executive Officer, will serve as the Executive Vice President and General Manager, Standard Linear Products, of Intersil.

The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

(c) Exhibits.

2.1 Agreement and Plan of Merger dated March 14, 2002, by and among Intersil Corporation, New Castle Merger Sub Corp., New Castle Sub LLC and Xicor, Inc. (pursuant to Item 601 (b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Such exhibits and schedules will be supplementally provided to the Securities and Exchange Commission upon request).

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

By:	/s/ Thomas C. Tokos
Name:	Thomas C. Tokos
Title:	Vice President

Dated: March 14, 2004